Exhibit 99.1

Apple Reports Fourth Quarter Results

Revenue Up 20 Percent and EPS Up 41 Percent to New September Quarter Records

Services Revenue of $10 Billion Reaches New All-Time High

CUPERTINO, California — November 1, 2018 — Apple® today announced financial results for its fiscal 2018 fourth quarter ended September 29, 2018. The Company posted quarterly revenue of $62.9 billion, an increase of 20 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.91, up 41 percent. International sales accounted for 61 percent of the quarter’s revenue.

Services revenue reached an all-time high of $10 billion. Excluding a one-time favorable adjustment of $640 million recognized in the fourth quarter of fiscal 2017, Services revenue grew from $7.9 billion in the fourth quarter of fiscal 2017 to $10 billion in the fourth quarter of fiscal 2018, an increase of 27 percent.

“We’re thrilled to report another record-breaking quarter that caps a tremendous fiscal 2018, the year in which we shipped our 2 billionth iOS device, celebrated the 10th anniversary of the App Store and achieved the strongest revenue and earnings in Apple’s history,” said Tim Cook, Apple’s CEO. “Over the past two months, we’ve delivered huge advancements for our customers through new versions of iPhone, Apple Watch, iPad and Mac as well as our four operating systems, and we enter the holiday season with our strongest lineup of products and services ever.”

“We concluded a record year with our best September quarter ever, growing double digits in every geographic segment. We set September quarter revenue records for iPhone and Wearables and all-time quarterly records for Services and Mac,” said Luca Maestri, Apple’s CFO. “We generated $19.5 billion in operating cash flow and returned over $23 billion to shareholders in dividends and share repurchases in the September quarter, bringing total capital returned in fiscal 2018 to almost $90 billion.”

Apple is providing the following guidance for its fiscal 2019 first quarter:

•	revenue between $89 billion and $93 billion

•	gross margin between 38 percent and 38.5 percent

•	operating expenses between $8.7 billion and $8.8 billion

•	other income/(expense) of $300 million

•	tax rate of approximately 16.5 percent before discrete items

Apple’s board of directors has declared a cash dividend of $0.73 per share of the Company’s common stock. The dividend is payable on November 15, 2018 to shareholders of record as of the close of business on November 12, 2018.

Apple will provide live streaming of its Q4 2018 financial results conference call beginning at 2:00 p.m. PDT on November 1, 2018 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, price competition, or the introduction of new products, including new products with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420
Matt Blake
Apple
mattblake@apple.com
(408) 974-7406

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2018 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple Inc. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$62,900	$52,579	$265,595	$229,234
Cost of sales (1)	38,816	32,648	163,756	141,048
Gross margin	24,084	19,931	101,839	88,186

Operating expenses:
Research and development (1)	3,750	2,997	14,236	11,581
Selling, general and administrative (1)	4,216	3,814	16,705	15,261
Total operating expenses	7,966	6,811	30,941	26,842

Operating income	16,118	13,120	70,898	61,344
Other income/(expense), net	303	797	2,005	2,745
Income before provision for income taxes	16,421	13,917	72,903	64,089
Provision for income taxes	2,296	3,203	13,372	15,738
Net income	$14,125	$10,714	$59,531	$48,351

Earnings per share:
Basic	$2.94	$2.08	$12.01	$9.27
Diluted	$2.91	$2.07	$11.91	$9.21

Shares used in computing earnings per share:
Basic	4,801,589	5,149,428	4,955,377	5,217,242
Diluted	4,847,547	5,183,585	5,000,109	5,251,692

Cash dividends declared per share	$0.73	$0.63	$2.72	$2.40

(1) Includes share-based compensation expense as follows:
Cost of sales	$251	$215	$1,010	$877
Research and development	$681	$569	$2,668	$2,299
Selling, general and administrative	$413	$390	$1,662	$1,664

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 29, 2018	September 30, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$25,913	$20,289
Marketable securities	40,388	53,892
Accounts receivable, net	23,186	17,874
Inventories	3,956	4,855
Vendor non-trade receivables	25,809	17,799
Other current assets	12,087	13,936
Total current assets	131,339	128,645

Non-current assets:
Marketable securities	170,799	194,714
Property, plant and equipment, net	41,304	33,783
Other non-current assets	22,283	18,177
Total non-current assets	234,386	246,674
Total assets	$365,725	$375,319

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$55,888	$44,242
Other current liabilities	32,687	30,551
Deferred revenue	7,543	7,548
Commercial paper	11,964	11,977
Term debt	8,784	6,496
Total current liabilities	116,866	100,814

Non-current liabilities:
Deferred revenue	2,797	2,836
Term debt	93,735	97,207
Other non-current liabilities	45,180	40,415
Total non-current liabilities	141,712	140,458
Total liabilities	258,578	241,272

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,754,986 and 5,126,201 shares issued and outstanding, respectively	40,201	35,867
Retained earnings	70,400	98,330
Accumulated other comprehensive income/(loss)	(3,454)	(150)
Total shareholders’ equity	107,147	134,047
Total liabilities and shareholders’ equity	$365,725	$375,319

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 29, 2018	September 30, 2017
Cash and cash equivalents, beginning of the period	$20,289	$20,484
Operating activities:
Net income	59,531	48,351
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	10,903	10,157
Share-based compensation expense	5,340	4,840
Deferred income tax expense/(benefit)	(32,590)	5,966
Other	(444)	(166)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,322)	(2,093)
Inventories	828	(2,723)
Vendor non-trade receivables	(8,010)	(4,254)
Other current and non-current assets	(423)	(5,318)
Accounts payable	9,175	8,966
Deferred revenue	(44)	(626)
Other current and non-current liabilities	38,490	1,125
Cash generated by operating activities	77,434	64,225
Investing activities:
Purchases of marketable securities	(71,356)	(159,486)
Proceeds from maturities of marketable securities	55,881	31,775
Proceeds from sales of marketable securities	47,838	94,564
Payments for acquisition of property, plant and equipment	(13,313)	(12,451)
Payments made in connection with business acquisitions, net	(721)	(329)
Purchases of non-marketable securities	(1,871)	(521)
Proceeds from non-marketable securities	353	126
Other	(745)	(124)
Cash generated by/(used in) investing activities	16,066	(46,446)
Financing activities:
Proceeds from issuance of common stock	669	555
Payments for taxes related to net share settlement of equity awards	(2,527)	(1,874)
Payments for dividends and dividend equivalents	(13,712)	(12,769)
Repurchases of common stock	(72,738)	(32,900)
Proceeds from issuance of term debt, net	6,969	28,662
Repayments of term debt	(6,500)	(3,500)
Change in commercial paper, net	(37)	3,852
Cash used in financing activities	(87,876)	(17,974)
Increase/(Decrease) in cash and cash equivalents	5,624	(195)
Cash and cash equivalents, end of the period	$25,913	$20,289
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$10,417	$11,591
Cash paid for interest	$3,022	$2,092